SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -------------------------


                              Citicorp Capital III

             (Exact name of registrant as specified in its charter)


           Delaware                                     Applied for
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)


           c/o Citicorp
         399 Park Avenue
        New York, New York                             10043
      (Address of principal                          (Zip Code)
       executive offices)


                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (g) OF THE ACT:

                       9,000,000 7.10% Capital Securities
                  (Liquidation Amount $25 per Capital Security)
                           (the "Capital Securities")

Item 1.     Description of Registrant's Securities.

            1.1 For a description of the Capital Securities reference is hereby made to the description of the Capital Securities contained in the Prospectus dated June 19, 1998 as supplemented by the Prospectus Supplement dated June 19, 1998 relating to the Capital Securities filed with the Securities and Exchange Commission pursuant to Rule 424 (b) under the Securities Act of 1933 (File No. 333-21134) and incorporated herein by reference (see in particular "Description of the Capital Securities" in the Prospectus Supplement and "Description of the Preferred Securities" in the Prospectus).

Item 2. Exhibits.

            2.1 Amended and Restated Declaration of Trust dated as of June 26, 1998

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            CITICORP CAPITAL III
                                            Registrant


                                            By:  /s/ John F. Rice
                                                ---------------------
                                                   John F. Rice
                                                   Regular Trustee


Date:   June 26, 1998